UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 16, 2005
(Date of earliest event reported):	December 14, 2005
Commission File No. 0-10587

Fulton Financial Corporation

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

     Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the  Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Fulton Financial Corporation

Information to be included in Report

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In March 2005, Fulton Financial Corporation announced that R. Scott Smith, Jr., who currently serves as president and chief operating officer of the company, will become chairman, president and CEO when Rufus A. Fulton, Jr. retires on December 31, 2005.  On December 14, 2005, Fulton issued a press release, filed as an exhibit to this Current Report, which announced the following: (i) Charles J. Nugent and Richard J. Ashby, Jr. will continue as members of Fulton’s senior management team and (ii) James E. Shreiner, Craig H. Hill and E. Phillip Wenger will become members of the senior management team.  Mr. Nugent will continue to serve as senior executive vice president and chief financial officer.  Mr. Ashby will become senior executive vice president and heading up Fulton’s new Community Banking Group with responsibility for the oversight of all affiliate bank operations.  The new members of the senior management team are long-time Fulton Financial employees who will become senior executive vice presidents.  Set forth below is certain information with respect to the individuals whose positions will change effective January 1, 2006:

Name	Age	Former Position	New Position
Richard J. Ashby, Jr.	60	Executive Vice President	Senior Executive Vice President - Community Banking
James E. Shreiner	56	Executive Vice President	Senior Executive Vice President - Administrative Services
Craig H. Hill	50	Executive Vice President and Director of Human Resources	Senior Executive Vice President - Human Resources
E. Philip Wenger	48	President and Chief Operating Officer of Fulton Bank	Senior Executive Vice President - Fulton Financial Corporation; Chairman and Chief Executive Officer of Fulton Bank

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits

       (c)  Exhibits:

  99

Press Release dated December 14, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 16, 2005	Fulton Financial Corporation By: /s/ Charles J. Nugent
Charles J. Nugent

EXHIBIT INDEX

Exhibit 99 - Press Release dated December 14, 2005